EXHIBIT 10.09


                               The Mclntosh Group

        Patent                                              Patent
     Strategists                                           Attorneys

                           8000 East Prentice Avenue
                                    Suite B6
                          Greenwood Village, CO 80111
                                 (303) 689-9560
                               (303) 689-9677 Fax



                                 March 1, 2005







Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614

      Re: Intellectual Property Legal Services Engagement Letter

      Dear Benton:

      We are pleased that you have selected our firm for legal consultation and services in connection with your intellectual property matters. We assure you that each member, associate and employee of this firm will do his or her utmost to fulfill these needs in a courteous and expeditious manner. Our ability to best represent you should be based upon a mutual understanding of what you want us to accomplish and how you will be charged for our services, which is the purpose of this engagement letter. Mr. Mclntosh will be directly responsible for the firm's services, and will be responsible directly to you.

Services

      We will aggressively pursue intellectual property protection in the United States and internationally for all new developments of Company and its subsidiaries. We will be available on site on a frequent basis to review and consider new filings and to review improvements to previous filings. We will prepare, file, prosecute and maintain new and existing applications. We will perform freedom to operate studies as necessary. We will prepare agreements within our field of expertise. We will generally be available to your management and technical personnel to assist them with their intellectual property issues. In short, we will aggressively pursue the enhancement of company share value by means of the Company intellectual property assets.


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Fees

      Our charges for legal services will be $250,000 per year, payable quarterly in advance of each quarter. Payment may be made in cash or in freely trading shares of the Company common stock. If payment is made in stock, the amount to be credited to Company shall be that amount that Consultant actually receives upon the sale of such shares. Consultant shall promptly report to Company the sale of any such shares, and the amount received by Consultant upon such sale, and this amount shall be credited to the account of Company. Such shares shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), for issuance to Consultant hereunder. Such certificates shall be issued in the name of Michael D. McIntosh, as the owner of Consultant. The shares of Common Stock issued each year shall be duly authorized, validly issued, fully paid and nonassessable and shall not be subject to any restrictive legend or other restriction on transfer. If the Company terminates this Agreement pursuant to Section 12(b) or (c), Consultant's annual compensation under this Section 6(a) for the year of termination shall be prorated to the date of termination and Consultant shall refund to the Company the portion of such compensation attributable to the portion of the quarter after the date of termination.


Disbursements/Expenses

      In connection with providing legal services, and especially when filing and processing U.S. and foreign patent applications, a variety of payments must be made to third parties. These third party disbursements may include, for example, payments to foreign patent associates and other third party service vendors, payments to database providers and U.S. and foreign patent office fees. All of these third party disbursements are your responsibility. Additionally we anticipate that we will incur travel expenses on your behalf. It is our normal policy that, absent the maintenance of an ongoing retainer to cover third party disbursements, clients will be invoiced for and required to prepay us any anticipated disbursement that is in excess of $400.


      We also typically incur incidental expenses in connection with providing legal services. Such expenses include, for example, postage, telephone, facsimile and photocopies. Normally, we will bill you for the actual amount of these incidental expenses as a part of our monthly billing for legal services.


Retainers and Trust Accounts

      Depending upon the circumstances, a client may be required to deposit a retainer with the firm, which retainer may be for the purpose of covering the cost of legal services and/or disbursements and incidental expenses, and we may later require that the retainer amount be increased if the original retainer amount proves insufficient for the purpose for which the retainer is established. Even in circumstances when we do not require a retainer, we normally recommend the establishment of a retainer to at least cover anticipated third party disbursement advances on an ad hoc basis or for service charges that may be applied when we pay disbursements from our own funds on behalf of the client.

      All retainers and prepaid disbursements will be maintained in a trust account of the firm. When a client initially makes a retainer deposit, the purpose for the retainer will be established and funds will be withdrawn from the retainer as charges are incurred or disbursements made that relate to that purpose. Unless otherwise agreed, retainers will be considered as rolling retainers that are to be replenished with each billing cycle, so that the agreed retainer amount is maintained until the purpose for which the retainer was established no longer applies. In the event that you discontinue the use of our legal services, you understand that we may retain any retainer amounts for a reasonable time to apply to charges that have already been incurred during the representation. Any unused portion of the retainer will then be returned to you.

Billing Arrangements and Terms of Payment

      Services will be invoiced on a quarterly basis in advance of each quarter, and payment will be due on receipt. Except for prepayment invoices that we may send you in relation to anticipated disbursements, we will normally bill you on a monthly basis for our fees and applicable charges for disbursements and incidental expenses, with payment due within thirty (30) days after the mailing date of each bill. At our option, unpaid fees and other charges will accrue interest at a rate of one and one quarter percent (1.25%) per month on all past due amounts until paid. Furthermore, you understand and agree that if your account becomes delinquent and an arrangement for payment in a manner satisfactory to us is not made, then we may withdraw from further representation of you in any new or pending matter and we may pursue collection of your account.

Term and Termination

      On the terms and subject to the conditions set forth herein, the Company agrees to retain The McIntosh Group and The McIntosh Group agrees to serve as intellectual property counsel and otherwise perform the services generally set forth herein for a term commencing on the date hereof and ending on February 29,2008. This term may be extended upon mutual agreement of the parties.


      Either party may terminate this relationship upon thirty days prior written notice to the other party.

      If you have any questions regarding the foregoing or, at any time in the future, concerning your statement or the legal services which have been rendered, please do not hesitate to contact Mr. McIntosh. It is our goal to establish and maintain a long-term relationship with you through the rendering of legal services which are intended to be of the highest quality, as well as cost-effective. Our efforts on your behalf can only be enhanced through your bringing to our attention any comment you may have in this respect, whether praise or criticism. In this regard, it is the policy of The McIntosh Group to fully and expeditiously apprise our clients of all new developments as well as the ongoing status of their particular matter. If you have any concerns in this regard during the course of our professional relationship with you, please let us know immediately. In order for us to continue to performing services for you, please review, sign and return to us a copy of this engagement letter signed in the space provided below.

                                                Sincerely,

                                                /s/ Michael D. McIntosh
                                                Michael D. McIntosh

The foregoing has been reviewed and agreed, to become effective on the date below specified.

Composite Technology Corporation:



By: /s/ Benton H. Wilcoxon
   ------------------------------------        Date: 17 March 2005
Benton H. Wilcoxon                                   ----------------------
Chief Executive Officer